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                                                                   Exhibit 10.10

                          TRADEMARK LICENSE AGREEMENT


          THIS TRADEMARK LICENSE AGREEMENT (the "Agreement") is made and entered into as of June 10, 2001 by and between SeraCare, Inc., a Delaware corporation ("SeraCare" or "Licensor") and SeraCare Life Sciences, Inc., a California corporation ("Life Sciences" or "Licensee").

                                   RECITALS
                                   --------

          WHEREAS, SeraCare owns the mark set forth in Exhibit A attached hereto and incorporated herein by reference (the "Mark") and has used the Mark as trademark, service mark and trade name in connection with the SeraCare Business; and

          WHEREAS, in connection the Agreement and Plan of Merger between SeraCare and Instituto Grifols, S.A., a company organized under the laws of Spain ("Grifols"), pursuant to which SeraCare will merge with SI Merger Corp., a Delaware corporation and wholly-owned subsidiary of Grifols (the "Merger"), dated June 10, 2001, SeraCare desires to license to Life Sciences the Mark for use in connection with the Life Sciences Business.

          NOW, THEREFORE, in consideration of the recitals above, and the mutual promises set forth below, the parties hereto agree as follows:

          1.  License.  Licensor hereby grants to Licensee an exclusive license
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(the "License") to use the Mark in connection with the Life Sciences Business for the Term (as defined below) in any territory throughout the world in accordance with the terms and conditions set forth in this Agreement. Licensee and Licensor acknowledge that the License is exclusive and, as such, Licensor shall not sell or license to others the Mark in any manner whatsoever, except in accordance with Section 13. Nothing herein shall be intended to prevent Licensor from using the Mark in the SeraCare Business.

          2.  Term of License.  The term of the License shall commence as of the
              ---------------
date hereof and, shall continue perpetually unless Licensor notifies Licensee in writing that this Agreement is terminated, pursuant to Paragraph 9 below (the "Term").

          3.  Ownership and Use of Mark.
              -------------------------

              a.  Licensee shall not use the Mark in a manner that materially
(i) contravenes any statute or regulation, (ii) impairs the validity or enforceability of the Mark; (iii) impairs the quality of products and services with which the Mark is used; or (iv) disparages the Mark or Licensor. Licensee agrees that all proprietary right and goodwill in any Mark shall
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inure solely to the benefit of Licensor, that the uses of the Mark by Licensee shall not create any interest or right, express or implied, in the Mark in Licensee except as set forth in this Agreement, and that Licensee does not and will not assert any claim to any ownership thereof. If, by operation of law, or otherwise, Licensee is deemed to or appears to own any property rights in the Mark, Licensee shall, at Licensor's request, execute any and all documents necessary to confirm or otherwise establish Licensor's rights therein. Licensee agrees to cooperate with any reasonable request made by Licensor to help register, maintain and/or enforce Licensor's title and rights in and to the Mark.

               b. During the term of this Agreement or at any time thereafter, Licensee shall not dispute or contest, or assist any other party in disputing or contesting, the validity or enforceability of Licensor's right, title and interest in and to the Mark. This includes an agreement that Licensee shall not oppose or assist another in opposing any application filed by Licensor for registration of the Mark, and shall not take any action to cancel or assist another in canceling any trademark registration obtained by Licensor for the Mark.

          4.   [INTENTIONALLY OMITTED.].

          5.   Quality Control.  The quality of all products and services
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offered by Licensee using the Mark ("Goods and Services") shall meet or exceed industry standards in all material respects. Licensee shall cooperate with all reasonable requests by Licensor to ensure compliance with the terms of this Agreement. If Licensor reasonably determines that any material aspect of the Goods and Services, or Licensee's use of the Mark in connection with the advertising or sale of the Goods and Services, does not meet or exceed industry standards in all material respects, then Licensor shall notify Licensee in writing specifying such deficiencies. If Licensee does not correct all such deficiencies to Licensor's reasonable satisfaction within ninety days (90), then Licensor may terminate this Agreement pursuant to Paragraph 9(b) below.

          6.   Foreign Qualifications.  The parties hereby agree that Life
               ----------------------
Sciences shall have the right to qualify to do business as a foreign corporation in every state in the United States under the name "SeraCare Life Sciences, Inc." If any state prohibits such qualification on the grounds that the Mark is in use by SeraCare, then SeraCare shall change its qualification in such state in order to permit Licensee to qualify in such state, provided that Licensee shall pay SeraCare's reasonable costs and expenses in connection therewith.

          7.   Infringement Actions.  In the event that either party learns of
               --------------------
any actual or potential infringement, misuse or misappropriation of the Mark, such party shall promptly notify the other thereof in writing. In such event, Licensor shall have the right to institute legal action and, at its option, and/or as may be required by law, join Licensee as plaintiff. Licensor may select counsel of its choice, and shall control the action and shall bear the entire costs of such action, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement. If Licensor determines not to institute legal action, Licensee may institute legal action; provided, however that Licensee agrees to indemnify and hold Licensor harmless from and against any and all liabilities, damages, judgments, penalties, losses, costs, expenses, claims, suits or demands relating to or arising out of such legal action. In such event,

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Licensee may select counsel of its choice, and shall control the action and shall bear the entire cost of such action, and shall be entitled to retain the entire amount of any recovery by way of judgment, award, decree or settlement. Each party shall cooperate with the other party in any such actions against third parties, and may if such party desires, elect to be represented by counsel of its choice, but at its own expense.

          8.   Indemnification.
               ---------------

               a. Licensee will protect, defend, indemnify and hold Licensor, its parents, subsidiaries, affiliates, and the officers, directors, employees, shareholders and agents of each of them, harmless from and against any and all liabilities, damages, judgments, penalties, losses, costs, expenses (including without limitation reasonable attorneys' fees), claims, suits, or demands relating to or arising from any breach by Licensee of any of its agreements hereunder or by reason of the use by Licensee of the Mark.

               b. Licensor will protect, defend, indemnify and hold Licensee, its parents, subsidiaries, affiliates, and the officers, directors, employees, shareholders and agents of each of them, harmless from and against any and all liabilities, damages, judgments, penalties, losses, costs, expenses (including without limitation reasonable attorneys' fees), claims, suits, or demands relating to or arising from any breach by Licensor of any of its agreements in Sections 1, 6, 7, 12 and 13 hereunder.

          9.   Termination.  Licensee may terminate this Agreement at any time
               -----------
upon thirty (30) days written notice to Licensor. Licensor may terminate this Agreement upon written notice effective immediately, if Licensee commits any material breach of this Agreement and fails to cure the breach within ninety
(90) days after receipt of Licensor's written request to do so.

          10.  Effect of Termination.  Termination of this Agreement for cause
               ---------------------
shall be without prejudice to any other remedy otherwise available to the parties to this Agreement. Upon termination of this Agreement for any reason, Licensee agrees to discontinue all use of the Mark and to refrain from using any confusingly similar or conflicting trademarks, service marks, trade names and/or other indicia of origin.

          11.  Notices.  All notices and other communications hereunder shall be
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in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person by telegram, telecopy, telex or other standard form of telecommunications (with telephonic confirmed receipt of such telecommunication), or by registered or certified mail, postage prepaid, return receipt requested to the address of the headquarters of the receiving party.

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          12.  Assignments.  This Agreement and all of the provisions hereof
               -----------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Subject to Section 13, neither this Agreement nor any of the rights, interests or obligations of Licensee or Licensor hereunder shall be assigned, sublicensed, or transferred without the prior written consent of the other party, which consent may not be unreasonably withheld. However, in the event Licensor sells to a single purchaser all or substantially all of the assets of the Licensor, Licensor may sell the Mark to such purchaser in connection with such sale without the consent of Licensee, and without regard to Section 13, subject to assumption of the obligations of Licensor under this Agreement.

          13.  Right of First Refusal.  In the event that Licensor ceases to use
               ----------------------
the Mark in connection with the SeraCare Business, Licensor may transfer or assign the Mark to a third party in the SeraCare Business only on the following terms and conditions:

               (a) If the Licensor intends to transfer or assign the Mark, the Licensor shall deliver written notice of such intention to Licensee. Such notice (the "Offer Notice") shall state the proposed purchase price, the name of the proposed transferee and the terms and conditions of the transfer of the Mark.

               (b) For a period of thirty (30) days after receipt of the Offer Notice (the "Offer Period"), Licensee may, by written notice to the Licensor (the "Acceptance Notice"), elect to purchase the Mark for an aggregate purchase price equal to the price specified in the Offer Notice.

               (c) If the Licensee fails to deliver the Acceptance Notice to the Licensor prior to the expiration of the Offer Period, then, for a period of ninety (90) days from the expiration of the Offer Period, the Licensor may transfer or assign the Mark only in accordance with the terms of the Offer Notice. If such transfer does not occur on or before the expiration of the ninety day period, then Licensor must deliver another Offer Notice pursuant to
Section 13(a).

               (d) At the closing of the purchase of the Mark pursuant to
Section 13(b), which shall take place within thirty days of delivery of the Acceptance Notice, Licensee shall deliver to the Licensor, against delivery by Licensor of appropriate instruments of transfer of the Mark, the purchase price of the Mark specified in the Acceptance Notice.

          14.  Injunctive Relief.  Licensee acknowledges that, in the event of
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any unauthorized use of the Mark by Licensee, money damages alone would be inadequate and, therefore, Licensor shall, in addition to such other collateral, legal and equitable rights and remedies as may be available to it, have the right to injunctive relief without being required to prove damages or furnish a bond or other security.

          15.  Independent Contracting Parties.  The parties are and shall be
               -------------------------------
independent contractors to one another and nothing in the Agreement shall create an agency, partnership or joint venture between the parties.

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          16.  No Waiver.  No failure by either party to take action on account
               ---------
of any default by the other, whether in a single instance or repeatedly, shall constitute a waiver of any such default or the performance required of such party. No express waiver of a default by any party shall be construed as a waiver of any other default or future performance required hereunder.

          17.  Headings.  The headings contained in this Agreement are inserted
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for convenience only and do not constitute a part of this Agreement.

          18.  Invalidity.  If any provision of this Agreement is held invalid
               ----------
or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect.

          19.  Entire Agreement.  This Agreement (including the instruments
               ----------------
between the parties referred to herein) constitutes the complete, final and exclusive statement of the entire agreement among the parties and supersedes all other prior agreements and understandings, both written and oral, with respect to the subject matter hereof. This Agreement may not be amended or supplemented in any manner except by a written agreement executed by an authorized representative of the party sought to be bound. All references to paragraphs, sections, subsections, clauses and schedules shall be deemed to refer to such part of this Agreement, unless the context requires otherwise.

          20.  Governing Law.  This Agreement and the legal relations between
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the parties hereto shall be governed by and construed in accordance with the internal laws of the State of California and without regard to conflict of laws principles.

          21.  Jurisdiction.  The courts of the State of California, including
               ------------
the federal courts sitting in the State of California, shall have exclusive jurisdiction to hear and decide all controversies that may arise under or concerning this Agreement.

          22.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute but one agreement.

          23.  Definitions.
               -----------

               a. "Life Sciences Business" means the business and organization for the manufacturing, marketing and selling of therapeutic based blood plasma products, diagnostic test kits, specialty plasma used for diagnostic purposes and bulk materials, and shall not include the business of collecting blood plasma.

               b. "SeraCare Business" means the business of collecting blood plasma.

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          IN WITNESS WHEREOF, the authorized representatives of the parties hereto have duly executed this Agreement as of the first date above.

LICENSOR:                               LICENSEE:
--------                                --------

SeraCare, Inc.                          SeraCare Life Sciences, Inc.


By:   /s/ Barry Plost                   By:   /s/ Jerry L. Burdick
      -----------------------                 ------------------------
Name: Barry Plost                       Name: Jerry L. Burdick
Its:  Chief Executive Officer           Its:  Executive Vice President

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                                   EXHIBIT A

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